Exhibit 10.3

BETWEEN

EMPIRE ENERGY GROUP LIMITED

(LICENSOR)

AND

EMPIRE ENERGY USA, LLC (LICENSEE)

MANAGEMENT & LICENCE
AGREEMENT

THIS AGREEMENT is made the 20th day of May, 2014, between

1.	Empire Energy Group Limited ('Licensor') or its nominated agent (Agent'); and

2.	The party named at Item 2 of the Schedule (‘Licensee’).

Recitals:

A.	The Licensor is the sub-tenant of the Premises.

B.	The Licensor provides management and support services (‘Services’) to both the Licensee and the Chairman/CEO of the Licensee.

C.	The Licensor is a listed Australian Securities Exchange Company (ASX), is the controlling entity of the Licensee and has defined ASX reporting responsibilities.

D.	The Licensor and the Licensee have agreed to extend the original agreement entered into in February 2008 and then further extended on May 1, 2011 under the terms and conditions as set out below.

E.	The lender to the Licensee confirmed approval of the payment of the Monthly Licence Fee.

F.	The Licensor has agreed to allow the Licensee to occupy part of the Premises from the Commencement Date on the terms and conditions of this Agreement.

G.	The Licensee has agreed to pay the Monthly Licence Fee.

Agreement:

1.	Interpretation

In this Agreement the meanings of various terms are set out in the Schedule.

2.	Licence

The Licensor grants to the Licensee from the Commencement Date a licence One Licence') to occupy for commercial office purposes only, that part of the Premises set out in Item 7 of the Schedule and the Licensee agrees to occupy that part of the Premises until the agreement is terminated by the Licensor.

3.	Fee

The Licensee must pay the Monthly Licence Fee set out in Item 4 of the Schedule in advance on the first of each month to the Licensor or its Agent by direct debit to the Bank Account set out in item 9 of the Schedule. Additional charges set out in Item 9 of the Schedule will be invoiced separately, monthly in arrears. The commencing Licence Fee will be pro rata to the end of the month in which the Licence commences.

4.	Default

If the Licensee defaults under this Agreement the Licensor may at any time give notice to the Licensee requiring them to vacate the Premises and the Licensee must quit and deliver up the Premises to the Licensor at once.

5.	No lease created

The Licence does not confer or give rise to any lease, tenancy or interest in land whatsoever.

6.	Assignment

The Licensee can assign the benefit of the Licence and any provisions of this Agreement with the consent of the Licensor, which will not unreasonably be withheld.

7.	General

(a)	This Agreement is governed by the laws of New South Wales, Australia and the parties submit to the non-exclusive jurisdiction of the courts of New South Wales and courts of appeal from them.

(b)	Any present or future legislation which varies an obligation or right, power or remedy of a party to this Agreement is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

(c)	A provision of or a right created under this Agreement may not be waived or varied except in writing signed by the parties.

EXECUTED by the parties as an Agreement:
Executed by EMPIRE ENERGY GROUP LIMITED
in accordance with section 127
Of the Corporations Act 2001

/s/ Bruce Mcleod

Director

Executed by EMPIRE ENERGY USA, LLC

/s/ Bruce Mcleod	/s/ Allen Boyer
Member	Member
B McLeod	A. Boyer

SCHEDULE

Item No.	Expression	Meaning

Item 1	Licensor	Empire Energy Group Limited, of Level 7, 151 Macquarie Street, Sydney NSW 2000

Item 2	Licensee	Empire Energy USA of 380 Southpointe Boulevard, Suite 130, Canonsburg, PA 15317

Item 3	Premises	Part of Level 7, 151 Macquarie Street, Sydney NSW 2000

Item 4	Monthly Licence Fee	US$12,500 +US$500 per month. This fee will increase constant until 30 June 2014 and then increase by the higher of CPI or 4% on 1 July each year commencing 2014.

Item 5	Commencement Date	The date of this agreement.

Item 6	Term	Until cancelled, by the Licensor.

Item 7	Provision of Amenities	For management, secretarial, investor relations & financial accounting support services, office accommodation to enable the necessary management of US operations for the Company and its subsidiaries and support for the Chairman/CEO of the Licencee. Office amenities will include designated office space, shared use of a boardroom, kitchen, reception services, provision of all IT infrastructure and support, including hardware, software (Dell computers, latest version of windows software) and 19" LCD screens, internet connection (up to 20 Gig per month), IT and administrative support facilities of the premises, Siemens PABX including all costs of communication equipment, all outgoing costs including electricity, cleaning and other office services.

Item No.	Expression	Meaning

Item 8	Additional charges	Over quota use of internet, proportionate share of any increase in outgoings charged by the landlord to Empire Energy Group Limited

Item 9	Bank Account	BSB: 0125 003 Account No.: 004757457

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